EXHIBIT 4.1

MERCURY INTERACTIVE CORPORATION

2000 SUPPLEMENTAL STOCK OPTION PLAN
(Adopted by the Board on July 25, 2000)

1.             Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such individuals of the Company and to promote the success of the Company’s business. Options granted hereunder may only be Nonstatutory Stock Options.

2.             Definitions. As used herein, the following definitions shall apply:

(a)           “Administrator” means the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

(b)           “Board” means the Board of Directors of the Company. A member of the Board shall be referred to hereinafter as a “Director.”

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Committee” means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

(e)           “Common Stock” means the Common Stock of the Company.

(f)            “Company” means Mercury Interactive Corporation, a Delaware corporation.

(g)           “Continuous Status as an Employee” means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

(h)           “Director” means a member of the Board of Directors of the Company or of the board of directors of any Parent or Subsidiary of the Company.

(i)            “Employee” means any person, excluding Officers and Directors, who is not a United States citizen, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor the payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(j)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Incentive Stock Option” means any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(l)            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(m)          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(n)           “Option” means a stock option granted pursuant to the Plan.

(o)           “Optioned Stock” means the Common Stock subject to an Option.

(p)           “Optionee” means an Employee who receives an Option.

(q)           “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r)            “Plan” means this 2000 Supplemental Stock Option Plan.

(s)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(t)            “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Stock Subject to the Plan. Subject to the provisions to Section 11 of the Plan, the total number of Shares reserved and available for issuance is 2,000,000.

Subject to Section 11 of the Plan, if any Shares that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Option granted hereunder is forfeited, or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the Shares that were subject to such Option shall again be available for distribution in connection with future Option grants under the Plan. Shares that have actually been issued under the Plan, upon exercise of an Option, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

4.             Administration of the Plan.

(a)           Procedure. The Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of stock option plans, if any, of state corporate law, the relevant stock exchange and the Code (the “Applicable Rules”). Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Rules.

(b)           Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)            to determine the Fair Market Value of the Common Stock, in accordance with Section 8(b) of the Plan;

(ii)           to select the Employees to whom Options may be granted hereunder;

(iii)          to determine whether and to what extent Options are granted hereunder;

(iv)          to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(v)           to approve forms of agreement for use under the Plan;

(vi)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)         to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix)           to modify or amend each Option (subject to Section 14(b) of the Plan);

(x)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xi)           to determine and recommend the terms of any Option exchange program or repricing program for Options granted under the Plan, and subject to prior stockholder approval, to institute and implement any such program;

(xii)          to determine the terms and restrictions applicable to Options; and

(xiii)         to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.             Eligibility.

(a)           Nonstatutory Stock Options may be granted to only to Employees who are not Officers or Directors of the Company. For purposes of the foregoing sentence, “Employees” shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Company or any Parent or Subsidiary of the Company.

(b)           Each Option shall be designated in the written option agreement as a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds$100,000, such Options shall be treated as Nonstatutory Stock Options.

(c)           For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(d)           Nothing in the Plan or any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee’s right or the Company’s right to terminate his employment or consulting relationship at any time, with or without cause.

(e)           The following limitations shall apply to grants of Options to Employees:

(i)            No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

(ii)           In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 2,000,000 Shares which shall not count against the limit set forth in subsection (i) above .

(iii)          The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11.

(iv)          If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option shall be counted against the limit set forth in subsection (i) above. For this purpose, if the exercise price of an Option is reduced, such reduction will be treated as a cancellation of the Option and the grant of a new Option.”

6.             Term of Plan. The term of the Plan shall be ten (10) years, commencing on July 25, 2000 and terminating on July 25, 2010 unless sooner terminated under Section 14 of the Plan.

7.             Term of Option. The term of each Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no more than five (5) years from the date of grant.

8.             Exercise Price and Consideration.

(a)           The per Share exercise price under each Option shall be such price as is determined by the Board; provided, however, in the case of a Nonstatutory Stock Option the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

For purposes of this Section 8(a), in the event that an Option is amended to reduce the exercise price, the date of grant of such Option shall thereafter be considered to be the date of such amendment.

(b)           The Fair Market Value shall be determined by the Board in good faith; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

(c)           The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. The Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)            cash;

(ii)           check;

(iii)          promissory note;

(iv)          other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)           delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any tax withholding resulting from such exercise;

(vi)          any combination of the foregoing methods of payment; or

(vii)         such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

(d)           Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

9.             Exercise of Option.

(a)           Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board at the time of grant, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate as promptly as practicable upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)           Termination of Status as an Employee. In the event of termination of an Optionee’s Continuous Status as an Employee with the Company, such Optionee may, but only within thirty (30) days after the date of such termination (or such other period as is set out by the Administrator in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(c)           Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may exercise his Option to the extent he was entitled to exercise it at the date of such termination within six (6) months from the date of such termination (or such other period as is specified in the grant, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or does not exercise such Option (to the extent exercisable) within the time specified herein, the Option shall terminate.

(d)           Death of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee:

(i)            during the term of the Option, who is at the time of his death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death ((or such other period as is specified in the grant, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and such Shares shall be fully vested and not subject to any repurchase option; or

(ii)           during the post-termination exercise period specified in the grant with respect to terminations under Section 9(b) above, at any time within six (6) months following the date of death (or such other period as is determined by the Administrator, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

10.           Non-Transferability of Options. Except as otherwise designated by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.           Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a)           Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

(c)           Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company:

(i)            Each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Any Shares subject to a repurchase option of the Company shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of the Common Stock for the successor corporation or a parent or subsidiary of such successor corporation for each Share held on the effective date of the transaction and such consideration shall, in the case of securities of the successor corporation, be subject to a repurchase option with terms consistent to the Company’s repurchase option and in the case of any other property shall be subject to vesting according to the schedule for the lapse of the repurchase option.

(ii)           In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and such Shares shall be fully vested and not subject to any repurchase option. In the event that the successor corporation fails to assume the restricted stock purchase agreement pursuant to which the Optionee purchased unvested Shares, the Company’s repurchase option shall lapse and the shares shall be fully vested. If an Option is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely Common Stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12.           Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with the exercise of an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is determined (the “Tax Date”).

All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a)           the election must be made on or prior to the applicable Tax Date;

(b)           once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

(c)           all elections shall be subject to the consent of the Administrator;

(d)           if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

13.           Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

14.           Amendment and Termination of the Plan.

(a)           Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that the following changes shall require approval of the stockholders of the Company in the manner described in Section 18 of the Plan: (i) changes in the designation of the class of persons eligible to be granted Options; and/or (ii) the reduction of the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

(b)           Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

15.           Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16.           Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.           Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

18.           Stockholder Approval. Any required stockholder approval obtained at a duly held stockholders’ meeting, may be obtained by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present or represented and entitled to vote thereon.